Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 9:

We consent to the use of our report dated December 18, 2014, with respect to Prudential Absolute Return Bond Fund, a series of Prudential Investment Portfolios 9, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

December 24, 2014